                        SUPPLEMENTARY CUSTODIAN AGREEMENT
                           IN RESPECT OF QFII SERVICES

      THIS AGREEMENT is made the 21st day of September Two Thousand and Six

                                     BETWEEN

(1)      THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, a company incorporated in Hong Kong and having its principal place of business at
         1 Queen's Road Central, Hong Kong (the "BANK");

(2)      MORGAN STANLEY INVESTMENT MANAGEMENT INC., a company incorporated in the State of Delaware and having its principal place of business at
         1221 Avenue of the Americas, New York, New York 10020 ("MSIM" or the
         "QFII APPLICANT");

(3)      MORGAN STANLEY CHINA A SHARE FUND, INC., a corporation organized under the laws of the State of Maryland (the "FUND"); and

(4)      JPMORGAN CHASE BANK, N.A., a national banking association and having a principal place of business at 1 Chase Manhattan Plaza, New York, New
         York 10081 (the "GLOBAL CUSTODIAN").

                                     WHEREAS

(A)      The Fund is a closed-end management investment company organized under the Investment Company Act of 1940, as amended.

(B)      The Fund has appointed the Global Custodian as custodian for the Fund's assets pursuant to a Global Custodian Agreement dated September 21,
         2006 (the "GLOBAL CUSTODIAN AGREEMENT").

(C)      By an agreement dated May 19, 1993, the Global Custodian has appointed the Bank as its sub-custodian for the investments of its customers, including those of the Fund, in permitted PRC securities
         ("SUB-CUSTODIAN AGREEMENT").

(D)      The Fund has appointed MSIM as its investment manager, which has received a securities investment business license as a qualified foreign institutional investor ("QFII") so as to be able to invest in the PRC ("QFII LICENSE").

(E)      Pursuant to the terms of the regulations issued by the State
         Administration of Foreign Exchange ("SAFE") and the China Securities
         Regulatory Commission ("CSRC") governing the application for a QFII
         License and investment quota as well as the administration of the investments of a QFII in the PRC (the "INVESTMENTS"), MSIM must appoint a local custodian to submit its applications for a QFII License and investment quota.

(F)      MSIM wishes to appoint the Bank for the purpose of submitting MSIM's applications for a QFII License and investment quota.

(G)      The Global Custodian wishes to appoint the Bank as the local custodian for the Fund's assets under the QFII scheme in the PRC pursuant to the terms set out in the Sub-Custodian Agreement and as supplemented by this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS
         -----------

         "APPLICABLE LAWS" means, with respect to any person, any laws, rules, regulations, notices, directives or orders of any governmental or regulatory authority that are applicable to, and enforceable against, such person, including trading and other rules of the Shanghai and
         Shenzhen Stock Exchanges, as may be issued and amended from time to time.

         "CSDCC" means the China Securities Depository and Clearing Corporation
         Limited.

         "FOREIGN EXCHANGE REGULATIONS" means the Provisional Regulations on
         Foreign Exchange Administration of Domestic Securities Investments by
         Qualifying Foreign Institutional Investors promulgated by SAFE on 28
         November 2002 and effective on 1 December 2002, as amended from time to time.

         "FOREIGN OWNERSHIP LIMIT" means the relevant percentage limits imposed under the Relevant Regulations on the maximum holdings that a QFII on its own and that QFIIs in the aggregate may have in a particular security or securities.

         "LOSS" or "LOSSES" means all losses, liabilities, costs (including legal costs), charges, expenses, penalties, judgments, awards, claims and demands.

         "NOTICE" means the Circular on Relevant Issues Concerning Depository and Clearing Business in relation to Securities Transactions in the PRC by Qualifying Foreign Institutional Investors issued by CSRC on 4 July
         2003 addressing certain issues in relation to erroneous transactions in securities, as amended from time to time.

         "OVER-PURCHASE" means the situation where the balance of the Fund's RMB
         Special Account (as defined in Section 4) on a Trading Day is less than the net settlement amount payable by the Bank on the Fund's behalf at the end of such Trading Day.

         "PBOC" means the People's Bank of China, and for the avoidance of doubt, includes references to the China Banking Regulatory Commission where applicable.

         "PRC" means the People's Republic of China, excluding for these purposes the Hong Kong and Macau Special Administrative Regions and
         Taiwan.

         "QFII REGULATIONS" means the Measures on the Administration of the
         Domestic Securities Investment of Qualifying Foreign Institutional
         promulgated by the CSRC and the PBOC on 24 August 2006 and effective on
         1 September 2006, as amended from time to time.

         "RELEVANT REGULATIONS" means collectively the rules, as amended from time to time, formulated specifically to deal with QFII-related activities or which are directly relevant to the conduct of such activities, including the QFII Regulations, the Notice on the implementation of QFII Regulations issued by the CSRC on 24 August
         2006, the Foreign Exchange Regulations, the Detailed Implementing Rules
         for the Registration and Settlement Related Businesses of China
         Securities Depository & Clearing Corporation Limited in relation to
         Securities Investments by Qualifying Foreign Institutional Investors in
         the PRC approved by the CSRC and promulgated on 1 December 2002, the
         Detailed Implementing Rules of the Shanghai

         Stock Exchange on Securities Transactions by Qualifying Foreign
         Institutional Investors issued by the Shanghai Stock Exchange and effective on 1 December 2002, the Detailed Implementing Rules of the
         Shenzhen Stock Exchange on Securities Transactions by Qualifying
         Foreign Institutional Investors issued by the Shenzhen Stock Exchange and effective on 1 December 2002, and the Notice, together with any additional rules, regulations, orders, notices or directives or directions issued from time to time in relation to any of the activities contemplated by this Agreement.

         "RMB" means the lawful currency of the PRC.

         "TRADING DAY" means any day on which the Shanghai and/or the Shenzhen
         Stock Exchange(s) is/are open for trading.

2.       APPOINTMENT
         -----------

         2.1   The Global Custodian hereby appoints the Bank and the Bank hereby accepts such appointment to act as the local custodian for the
               Fund's assets in the PRC pursuant to the Relevant Regulations and
               Applicable Laws and on the terms set out in the Sub-Custodian
               Agreement and herein.

         2.2   The parties acknowledge that the securities in the securities accounts established pursuant to Section 5 below belong to the
               Fund and not MSIM and that MSIM is a party to this Agreement and agrees to act under the terms and conditions of this Agreement only for the purpose of performing its obligations under the
               Relevant Regulations and not for any other purpose.

         2.3   The parties hereto agree and acknowledge that the assets of the
               Fund held in the PRC pursuant to the QFII License of MSIM shall be held in custody by the Global Custodian through the Bank as its sub-custodian in accordance with the respective terms of the
               Global Custodian Agreement and the Sub-Custodian Agreement as
               supplemented by this Agreement and in accordance with the
               Relevant Regulations and Applicable Laws of the PRC.

3.       APPLICATION FOR QFII
         --------------------

         3.1   MSIM hereby requests that the Bank submit to SAFE and CSRC all such documents as MSIM has provided to the Bank, pursuant to the
               QFII Regulations, so that MSIM may obtain a QFII License and related investment quota, and further requests that Bank perform all duties related to the applications for such license and investment quota as are required by the Relevant Regulations and
               Applicable Laws.

         3.2   The Bank will make a submission after confirming that it has received all of the required documents and will report promptly to MSIM through the Global Custodian on advice of rejection or approval of the QFII License and investment quota.

         3.3   MSIM shall take all responsibility for ensuring that the
               documents comply with the requirements of the QFII Regulations and warrants that all information provided and any declarations made are true and correct and the Bank shall have no
               responsibility to check the same. The Bank undertakes no duties, other than those set forth in this Agreement, with regard to the above-mentioned applications, and does not guarantee that the applications will be approved.

         3.4   If any documents and reports to be submitted by MSIM to SAFE or
               CSRC or other relevant authority are not prepared in Chinese,
               MSIM shall provide Chinese translations. Upon the request of
               MSIM, the Bank may forward documents or reports not in Chinese to a translator acceptable to MSIM for translation. The Bank will use its best efforts to appoint a professional reputable
               translator but for the avoidance of doubt, the parties hereby agree that any translator so appointed is not an agent of the
               Bank and that MSIM shall be fully responsible for such
               appointment as a principal including the payment of fee for the translation. The Bank undertakes no duties and has no
               responsibility or liability for any discrepancies, inaccuracies or errors in the translation.

4.       OPENING OF AND OPERATION OF RMB SPECIAL ACCOUNT
         -----------------------------------------------

         4.1   On approval of MSIM's application to SAFE for an investment quota and on the provision to the Bank of a copy of its Foreign
               Exchange Registration Certificate, the Bank shall open and maintain one designated RMB account for the Fund ("RMB SPECIAL
               ACCOUNT") in the joint names of the Fund and MSIM or otherwise as required by SAFE and shall, upon instructions from MSIM, open and maintain additional RMB Special Accounts as permitted or required by SAFE and maintain the required records in accordance with the provisions of the Foreign Exchange Regulations.

         4.2   The Fund or MSIM on behalf of the Fund shall remit proceeds and apply for repatriation of assets in accordance with the
               applicable Foreign Exchange Regulations.

         4.3   The Bank shall, in accordance with the Foreign Exchange
               Regulations, supervise the activities of MSIM and the Fund so as to monitor compliance with the Foreign Exchange Regulations. In the case of any instructions being given by MSIM through the
               Global Custodian which if acted upon by the Bank would place
               MSIM, the Fund or the Bank in breach of the Foreign Exchange
               Regulations, the Bank shall not be obliged to act on those instructions. If the Bank chooses not to act on such
               instructions, the Bank shall give MSIM and the Fund through the
               Global Custodian prompt notification of its refusal to so act and shall have no responsibility or liability to MSIM or the Fund for any losses direct or indirect suffered as a consequence of the
               Bank refusing to act on any such instructions.

         4.4   In the case of any breach of the Foreign Exchange Regulations,
               MSIM and/or the Fund will immediately rectify the position and promptly pay any fine imposed by SAFE. MSIM and the Fund
               acknowledge that, in the case of any breach of the Foreign
               Exchange Regulations, the Bank may have its qualification as a
               PRC custodian cancelled.

         4.5   MSIM and the Fund acknowledge the Bank's obligation to make reports to SAFE and/or CSRC as required by the Relevant
               Regulations or Applicable Laws and to comply with any
               investigation by SAFE and/or CSRC and MSIM and the Fund agree to facilitate the making of any such report by the Bank and to co-operate with any such investigation as necessary.

         4.6   The Bank will close the RMB Special Account in the event of a material breach of the Relevant Regulations or Applicable Laws, including but not limited to the occurrence of any of the events specified in Article 17 of the Foreign Exchange Regulations including those regarding the proper disposition of assets. MSIM shall promptly inform the Bank in the event of any transfer of the investment quota of MSIM, the dissolution or filing of any action to commence the winding-up of MSIM or the Fund or the taking over of any assets of MSIM or the Fund by a receiver.

5.       OPENING OF AND OPERATION OF SECURITIES ACCOUNT
         ----------------------------------------------

         5.1   The Fund or MSIM on behalf of the Fund shall open an account with one or more domestic securities companies (each, a "Broker") and shall advise the Bank accordingly. MSIM shall advise the Bank through the Global Custodian of any change in the appointment of any Broker.

         5.2   The Bank shall make an application to the CSDCC for a securities account to be opened at each branch of the CSDCC in the joint names of MSIM and the Fund or otherwise as required by the CSRC and CSDCC and shall, upon instructions from MSIM through the
               Global Custodian, apply to open additional securities accounts.
               MSIM shall provide the Bank with all relevant documents and information required by the Bank for the purposes of such
               application.

         5.3   The Fund and MSIM shall comply with the provisions of the
               Relevant Regulations and Applicable Laws with regard to its
               Investment and any securities account, and shall not give
               instructions to any Broker which, if acted upon, would result in a breach of such Relevant Regulations or Applicable Laws by the
               Fund, MSIM or the Bank.

         5.4   The Fund and MSIM acknowledge that the Bank is responsible to the
               CSDCC for settlement of any and all transactions which are placed by any Broker on the instructions of MSIM regardless of whether the settlement of the same will result in any breach of the
               Relevant Regulations or Applicable Laws.

         5.5   In the event that the Fund or MSIM breaches any of the Relevant
               Regulations or Applicable Laws with regard to its Investments or any of its securities accounts, the Fund or MSIM shall promptly cure such breach in a manner consistent with the Relevant
               Regulations and Applicable Laws. The Fund and MSIM acknowledge that, in the event of its failure to promptly cure any such breach, the Bank may be obligated by the Applicable Laws to do
               so.

6.       PREVENTION OF OVERDRAFT AND OVERSELLING
         ---------------------------------------

         6.1   The Fund and MSIM acknowledge that the short sale of securities, or Over-purchase of securities, or the failure to settle
               securities transactions, is prohibited by the Relevant
               Regulations. The Fund and MSIM agree not to give any instructions to any Broker where it knows or ought reasonably to know that there is insufficient RMB credited to its RMB Special Account(s)
               or insufficient securities in its securities account to permit settlement from the Fund's accounts.

         6.2   On each Trading Day, the Bank shall provide MSIM with a statement of the balance of RMB available for trading activities prior to market opening on such Trading Day, along with a statement of the balance of the securities held by the Bank on behalf of the Fund
               (collectively, the "AVAILABLE BALANCE"). The Bank shall also provide the Available Balance to each Broker at the request of each such Broker prior to market opening on such Trading Day. The statement relating to RMB and securities shall be based on the available CSDCC securities trading and clearing data and the settlement instructions received from the Global Custodian on behalf of the Fund and/or MSIM and details of the executed orders received from MSIM and/or the relevant Broker. All RMB and securities balance statements shall be delivered before such deadline and by such means as shall be agreed to by the Fund,
               MSIM, the relevant Broker and the Bank.

         6.3   MSIM shall request that the relevant Broker:

               6.3.1  obtain the Available Balance from the Bank prior to the opening of the market on each morning of a Trading Day in
                      accordance with the Notice, provided that the Bank shall
                      be under no obligation to communicate with or provide any
                      information to the Broker other than the Available
                      Balance;

               6.3.2  recalculate the Available Balances immediately after execution of any trade on any Trading Day; and

               6.3.3  take all reasonable actions necessary to ensure that any proposed sale or purchase of securities by MSIM does not
                      result in an Over-purchase or short sale of securities,
                      including but not limited to the actions set forth in the
                      Notice and in this Agreement.

         6.4   The Fund and MSIM acknowledge that, in the event that the
               settlement of any trade results in the RMB Special Account becoming overdrawn, a penalty may be imposed on the Bank pursuant to the Relevant Regulations. The Fund and MSIM agree to promptly cure such overdraft and, provided that it did not arise as a result of any negligence or willful misconduct on the part of
               Bank, to indemnify the Bank for any and all Losses suffered by it which are the direct result of the overdraft. This Section 6.4 shall survive the termination of this Agreement.

         6.5   In the event that the Fund or MSIM on behalf of the Fund enters into a short sale in violation of the Relevant Regulations it shall, unless otherwise advised by the Bank, purchase sufficient securities to close its short position within the time frame specified by CSDCC. Nothing in this Section 6.5 shall be
               construed to limit any rights that Bank may have pursuant to this
               Agreement.

         6.6   The Fund and MSIM shall ensure that substantially similar
               provisions as set out in this Section 6 are reflected in the agreement entered into with each Broker, and which are consistent with the requirements of the Notice.

7.       ERRONEOUS TRANSACTIONS
         ----------------------

         7.1   The Fund or MSIM shall provide the Bank through the Global
               Custodian settlement instructions with respect to each trade, and shall request that each Broker provide the Bank with reports listing the trades that such Broker has executed on behalf of the
               Fund on each Trading Day. All such instructions and reports shall be provided within such time frame and in such formats as may be agreed to among the Fund, MSIM, the Bank and each Broker. Absent the Bank's negligence or willful misconduct, in no event shall the Bank be liable for any Losses incurred by MSIM as a result of any acts or omissions of MSIM, any Broker, CSDCC, CSRC, SAFE, the stock exchanges, CSDCC's clearing bank or any other relevant PRC authorities. The Fund and MSIM shall indemnify the Bank for and hold the Bank harmless against any Losses incurred by the Bank as a result of any erroneous transactions executed by the Broker on the Fund's behalf or any failure of settlement in or from the
               Fund's accounts not due to the Bank's negligence, willful
               misconduct or breach of this Agreement. The provisions of this
               Section 7.1 shall survive the termination of this Agreement.

         7.2   In the event that there is a discrepancy between the settlement instructions provided by the Global Custodian on behalf of MSIM to the Bank, the report of the Fund's executed trades provided by a Broker to the Bank or the securities and trading data provided by CSDCC to the Bank, the Bank shall notify the Global Custodian and MSIM through the Global Custodian prior to the deadline for such notice agreed among the Global Custodian, the Bank and the
               Fund or MSIM on behalf of the Fund, provided, however that the
               Bank shall have no obligation to provide notice prior to such deadline if it does not receive instructions from the Global
               Custodian or reports from a Broker or CSDCC in a timely fashion.

         7.3   MSIM shall promptly notify the Global Custodian and the Bank in the event that MSIM becomes aware of any discrepancy between its trading instructions to a Broker and the trades executed by a
               Broker on the Fund's behalf. MSIM agrees that if any such
               discrepancies cannot reasonably be resolved during the Trading
               Day on which the relevant trade or trades occurred, all
               settlement of securities and cash will be conducted in accordance with the securities trading and clearing data maintained by
               CSDCC. MSIM on behalf of the Fund agrees that it will make commercially reasonable efforts to resolve any such discrepancy, and to promptly notify the Bank of the terms of any such
               resolution.

         7.4   In the event of any erroneous transaction involving the Fund's accounts, the Fund or MSIM on behalf of the Fund and the Bank shall follow the rectification procedures set forth in the Notice and provided as Schedule 1 hereto and, to the extent not
               inconsistent with the Notice, such additional rectification procedures as may be contained in this Agreement or from time to time agreed to by MSIM on behalf of the Fund and the Bank
               (collectively, the "RECTIFICATION PROCEDURES"). MSIM shall request that the Broker adhere to such Rectification Procedures and cooperate with the Bank as necessary to resolve any erroneous transaction including sending the Bank a written explanation or confirmation for rectification, financial reporting or audit purposes. Prior to the resolution of any erroneous transaction, the Bank shall hold the relevant assets pursuant to the terms of this Agreement, as if duly owned by the Fund.

         7.5   MSIM on behalf of the Fund shall request that Broker shall adhere to the Rectification Procedures throughout the term of this agreement and shall also endeavour to ensure that during the term of this Agreement there will not be permitted to exist any material inconsistency between the Rectification Procedures as agreed under or pursuant to this Agreement and any error
               identification or rectification procedures agreed under or pursuant to any agreement between the Fund, MSIM and each Broker.

8.       REPORTS
         -------

         8.1   The Fund and MSIM on behalf of the Fund acknowledge that the Bank is required to prepare a report on MSIM's and the Fund's
               QFII-related securities investment activities (the "REPORT") and to submit the same to CSRC and SAFE within three months after the end of each PRC financial year.

         8.2   The Bank shall provide a draft copy of the Report to MSIM for
               MSIM's review and approval, and shall advise MSIM of the date when the Report must be submitted to SAFE and CSRC. MSIM shall, at the Fund's expense, have such Report audited by an
               accountant registered with the PRC. Provided that neither the audit nor MSIM's review discloses any inaccuracies or other irregularities in the Report, MSIM on behalf of the

               Fund shall approve it and instruct the Bank to submit such Report to SAFE and CSRC. In the event that the Report contains errors, inaccuracies or other irregularities which were not caused by
               MSIM or a Broker or MSIM's auditor or in the event that the Bank receives timely notice of MSIM's approval of the Report but fails to submit it to SAFE or CSRC within the time period specified in the Relevant Regulations, the Bank shall correct such errors, inaccuracies or other irregularities at its own expense, and shall indemnify MSIM and the Fund for any Loss arising out of such error, inaccuracy or irregularity, or from the Bank's failure to timely file the Report with SAFE or CSRC.

9.       DISCLOSURE TO BROKER
         --------------------

               The Fund and MSIM on behalf of the Fund hereby authorize the Bank to supply and grant to each Broker (including such Broker's directors, officers, employees or agents) access to any
               information in respect of the Fund's Available Balance, sales and purchases of securities held by the Bank such as may be required to facilitate the trading, transfer, clearing and/or settlement of cash and securities in relation to its QFII activities. The
               Fund hereby directs the Bank to transmit to each Broker, prior to the start of trading on each Trading Day, a statement of the
               Available Balance as contemplated by Section 6.2.

10.      INVESTMENT RESTRICTIONS AND FOREIGN OWNERSHIP LIMIT
         ---------------------------------------------------

         10.1  Both the Fund and MSIM acknowledge that the Fund's investment quota to the QFII License granted to MSIM may be invested only within the relevant Foreign Ownership Limit. The Fund and MSIM are required to comply with the Relevant Regulations and the
               Applicable Laws then in effect and any guidelines relating to forbidden investment practices issued by the CSRC, PBOC and SAFE.
               The Bank shall assist the Fund or MSIM on behalf of the Fund in monitoring compliance with the relevant Foreign Ownership Limit.
               If the Fund or MSIM on behalf of the Fund executes a transaction prohibited by the Relevant Regulations or the Applicable Laws,
               the Bank, upon becoming aware of such activity, shall advise the
               Fund and MSIM as soon as reasonably practicable of such potential violation and of the necessary actions and steps to be taken by the Fund and MSIM to remedy such error.

         10.2  The Bank shall monitor the relevant Foreign Ownership Limit as from time to time announced by the Stock Exchange or CSRC or any other official information sources and the holdings of the Fund and advise the Fund, MSIM and the Global Custodian as soon as practicable upon (i) becoming aware of any potential violation or as or when the Fund's holdings near the Foreign Ownership Limit for any particular security or (ii) becoming aware of any
               instruction issued by the Global Custodian, the Fund or MSIM that will trigger the relevant reporting requirement under the
               Relevant Regulations or Applicable Laws or will result in any breach of any Foreign Ownership Limits. Under such circumstances, the Bank will assist the Fund and MSIM in completing and filing any regulatory reports and/or public announcements.

11.      REPRESENTATIONS AND WARRANTIES
         ------------------------------

         11.1  The Bank represents and warrants that it will:

                 (a) hold the assets of the Fund separate from its own assets and ensure that the assets of the Fund are separately
                     recorded on the books and records of the Bank as belonging to the Fund;

                 (b) at all times maintain its status as a custodian approved by
                     CSRC, SAFE and PBOC;

                 (c) comply with all the Relevant Regulations and Applicable
                     Laws in performing its obligations under this Agreement;
                     and

                 (d) maintain a RMB settlement clearing payment reserve account with CSDCC and a special clearing account with a clearing
                     bank of CSDCC in accordance with the Relevant Regulations.

         11.2  The Fund and MSIM each separately represent and warrant that:

                 (a) it will comply with all the Relevant Regulations, and any other laws of other jurisdictions to which the Fund and/or
                     MSIM is subject and Applicable Laws in performing its
                     obligations under this Agreement and with regard to the
                     Investments and QFII activities in general;

                 (b) it will advise the Bank of all information necessary for
                     Bank to comply with the Relevant Regulations or other
                     Applicable Laws with regard to the Fund's account,
                     including but not limited to:

                     (i)   any change in the appointment of any Broker;

                     (ii)  any issue raised in connection with the license
                           review of MSIM;

                     (iii) the imposition of any penalties against the Fund or
                           MSIM as the case may be; and

                     (iv)  all material information or events relating
                           specifically to MSIM and/or the Fund that the Bank
                           needs to know and reasonably requests from MSIM or
                           the Fund in order to comply with the Relevant
                           Regulations or Applicable Laws.

12.      INDEMNITIES/LIMITATION ON LIABILITY
         -----------------------------------

         12.1  The Bank must at all times use reasonable care and diligence in the discharge of its duties under this Agreement and shall be liable to the Fund, MSIM and/or the Global Custodian for any
               Direct Losses arising from the Bank's negligence, fraud, bad faith, willful misconduct, recklessness or breach of this
               Agreement. This indemnity shall continue notwithstanding the termination of this Agreement.

         12.2  The Bank shall not be liable for any Loss to the Fund or MSIM directly related to the transfer, clearing or settlement in respect of the Investments that is the result of causes beyond the control of Bank, and not arising out of Bank's negligence, fraud, bad faith, willful misconduct, recklessness or breach of this agreement, including any acts, errors, default or omissions of the CSDCC, CSRC, SAFE, the stock exchanges, the clearing bank of CSDCC, and other related local authorities (the "RELEVANT
               AUTHORITIES"), any Broker, the Global Custodian or MSIM.

         12.3  The Fund and/or MSIM on behalf of the Fund hereby undertake to ratify and confirm whatever the Bank may do in accordance with any instructions received from the Global

               Custodian, in compliance with the requirements under the Relevant
               Regulations and Applicable Laws and in the proper performance or exercise of its powers. The Fund and MSIM hereby declares and covenants at all times hereafter well and sufficiently to
               indemnify and hold the Bank harmless from and against all Direct
               Losses suffered by the Bank arising out of or in connection with the proper performance or exercise of its said powers or services or any actions taken by the Relevant Authorities against the Bank arising from breach of any Relevant Regulations and Applicable
               Laws by the Fund and/or MSIM or any erroneous transactions executed by the Broker or failure of settlement, provided, however, that the Fund and MSIM shall have no duty to indemnify the Bank for any Losses arising out of the Bank's negligence, fraud, bad faith, willful misconduct, recklessness or breach of this agreement. For the avoidance of doubt, any loss arising out of or in connection with any actions taken by any governmental or regulatory authorities against the Bank arising from a breach of any Relevant Regulations and Applicable Laws by the Fund, MSIM or
               each of its directors, officers, servants, employees and agents shall be regarded as direct loss.

         12.4  The parties acknowledge that the Global Custodian and the Bank may take any action which the Global Custodian or the Bank, in its sole and absolute discretion, considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any policy of the Global Custodian and/or the Bank which relate to the prevention of fraud, money laundering, terrorism or other criminal activities or the
               provision of financial and other services to any persons or entities which may be subject to sanctions (collectively
               "RELEVANT REQUIREMENTS"). Such action may include, but is not limited to, the interception and investigation of transactions in relation to the assets of the Fund (particularly those involving the international transfer of funds) including the source of or intended recipient of funds paid in or out in relation to the
               Fund and any other information or communications sent to or by the Fund or MSIM on the Fund's behalf. Such action undertaken by the Global Custodian and/or the Bank may delay or prevent the processing of instructions, the settlement of transactions in respect of the Fund or the Global Custodian's and/or the Bank's
               performance of its obligations under this Agreement. Where legally permitted, the aforementioned delay and/or prevention shall be notified, as the case may be, by the Global Custodian to
               MSIM on behalf of the Fund or by the Bank to the Global Custodian and MSIM on behalf of the Fund. Neither the Global Custodian nor the Bank shall be liable for any Loss (whether direct or
               consequential and including, without limitation, loss of profit or interest) or damage suffered by any other party hereto arising out of or caused in whole or in part by any actions which are taken by the Global Custodian or the Bank to comply with the
               Relevant Requirements (including, without limitation, those actions referred to in this Section 12.4).

13.      THE EFFECT OF THE SUB-CUSTODIAN AGREEMENT
         -----------------------------------------

         The parties hereby acknowledge and agree that this Agreement shall apply to the Fund's Investments under the QFII regime in the PRC only and without prejudice against any rights or obligations of the Bank and the Global Custodian under the Sub-Custodian Agreement and that in respect of any matter or services not provided for herein the terms of the Sub-Custodian Agreement shall apply. In the event that there is any inconsistency or conflict between the terms of this Agreement and the
         Sub-Custodian Agreement, the terms of this Agreement shall prevail with regard to the Fund's Investments.

14.      INSTRUCTIONS
         ------------

         14.1  The Fund and MSIM hereby acknowledges and agrees that in respect of all matters referred to herein, the Bank shall look to the
               Global Custodian for instructions to be given in accordance with the terms of the Sub-Custodian Agreement and the Fund and MSIM shall not be entitled to give the Bank directly any instructions in respect of any matter

                                       10

               herein including the repatriation of funds. The Global Custodian shall immediately on receipt of any such instruction from the
               Fund or MSIM issue identical instructions to the Bank whereupon the Bank shall act upon such instructions.

         14.2  The Fund and MSIM agree that the Global Custodian shall act as its agent in any negotiations with Bank regarding the QFII
               License, and also for the purpose of transmitting any
               communications related to such agreement between Funds, MSIM and
               Bank (including but not limited to the situations where the Bank is required under this Agreement to report to or give
               notification to the Fund, MSIM or the Global Custodian (as the
               case may be), or to seek clarification from the Fund, MSIM or the
               Global Custodian (as the case may be)). Any such communication addressed to the Fund or MSIM on the Fund's behalf, and
               transmitted by Bank to the Global Custodian, shall be deemed to be delivered to the Fund or MSIM on the Fund's behalf, provided, however, that the Bank shall provide reasonable time (as
               permitted by the actual situation) for the Global Custodian or
               Fund or MSIM on the Fund's behalf to respond to such
               communications (if response thereto is required) taking into consideration the reasonable time needed for the Global Custodian to transmit such communication to the Fund or MSIM, unless Bank is prohibited from doing so by any Appropriate Laws and Relevant
               Regulations. The Global Custodian shall on receipt of any such notification, report and communication promptly forward the same to the Fund and/or MSIM (as the case may be).

         14.3  Notwithstanding the foregoing, the Bank has the discretion to make any claim for indemnification as provided in this Agreement against the Fund directly and to give notice to the Fund directly in relation to such claim.

15.      FEES
         ----

         The Fund shall pay fees, charges and expenses through the Global
         Custodian to the Bank for the services mentioned in this Agreement as agreed between them from time to time.

16.      EFFECTIVE DATE
         --------------

         This Agreement shall become effective as of its execution by the parties.

17.      VARIATION
         ---------

         The Fund and MSIM acknowledge that the Relevant Regulations and
         Applicable Laws are subject to modification or changes from time to time. All references to such regulations or provisions thereof specifically mentioned in this Agreement shall include any subsequent changes, supplements or replacement of such regulations or laws or relevant provisions. The Bank may also change, vary or amend the terms of this Agreement with the consent of the Global Custodian, Fund and
         MSIM, which consent shall not be unreasonably withheld if the changes, replacements or amendments are necessary as a result of any changes to the Relevant Regulations or Applicable Laws.

                                       11

18.      TERMINATION
         -----------

         This Agreement may be terminated:

         (a)   by Bank immediately without prior notice to the Fund or MSIM if the Fund or MSIM fails to comply with any of the provisions of this Agreement or any of the representations and/or warranties contained in this Agreement shall cease to be true and correct and/or MSIM's QFII License or Foreign Exchange Registration
               Certificate become invalid or subject to revocation by the
               Relevant Authorities provided that the Bank shall follow
               applicable procedures in relation to the closure of accounts as laid down in the Foreign Exchange Regulations or other relevant regulations; or

         (b)   by any one of the parties hereto upon sixty (60) days' prior written notice to the others, sent by certified or registered mail to the address set forth herein or to such other address as may be from time to time be notified by any party to the other party in accordance with Clause 20.

19.      PREVAILING EFFECT OF RELEVANT REGULATIONS
         -----------------------------------------

         19.1  The Fund, MSIM, the Global Custodian and the Bank hereby undertake that they will abide by all the Relevant Regulations and other Applicable Laws in performing their respective
               obligations under this Agreement notwithstanding any
               inconsistency between these and the provisions of this Agreement and/or the Global Custodian Agreement and/or the Sub-Custodian
               Agreement.

         19.2  The Fund, MSIM and Bank agree that, in the event that any provision of this Agreement conflicts with any provision of the
               Applicable Laws or Relevant Regulations, the provision of the
               Applicable Laws or Relevant Regulations, as appropriate, shall control and both parties further agree to change, vary or amend the terms of this Agreement in good faith, if necessary, to bring them in line with the requirements of the Relevant Regulations and/or Applicable Laws.

20.      NOTICES
         -------

         20.1  All notices and other communications under this agreement between the Bank and MSIM on the Fund's behalf shall be transmitted through the Global Custodian as agent of the Fund and MSIM.
               Instructions shall be in writing, in the English language. Notice may be delivered either by fax (provided that a fax indemnity in form satisfactory to the Bank has been provided by the Fund or
               MSIM to the Bank), courier/messenger or prepaid post, SWIFT, telex or telegram. The addresses and contact details of the parties are as follows:

         BANK: THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SHANGHAI
               BRANCH

         Address:   34/F HSBC Tower
                    1000 Lujiazui Ring Road
                    Pudong, Shanghai, The People's Republic of China
         Fax:   86 21 6841 1018
         Telephone:   86 21 6841 1888
         SWIFT Address:  HSBCCNSH

                                       12

         GLOBAL CUSTODIAN:

         Address:   JPMorgan Chase Bank, N.A.
                    270 Park Avenue
                    New York, NY 10017
         Fax:   1 718 242 1374
         Telephone:   1 718 242 9171
         SWIFT Address:   CHASUS33

         MSIM:

         Address:   1221 Avenue of the Americas
                    New York, NY 10020
         Fax:   65 6834 6809
         Telephone:   65 6834 8897
         SWIFT Address:   MSAMUS33

         MORGAN STANLEY CHINA A SHARE FUND:

         Address:   Morgan Stanley Investment Management Inc.
                    1221 Avenue of the Americas
                    New York, NY 10020
         Fax:   212 762 9403 or 65 6834 6809
         Telephone:   212 762 5566 or 65 6834 8897

          20.2 During the term of this Agreement, any party shall have the right to change its address or other details for receiving notices at any time, provided that the other parties are given prior written notice of such change.

21.      LAW AND JURISDICTION
         --------------------

         This Agreement shall be construed in accordance with the same law that governs the Sub-Custodian Agreement. Any dispute shall be submitted to the non-exclusive jurisdiction of such courts as are specified in the
         Sub-Custodian Agreement.

22.      EXECUTED VERSIONS
         -----------------

         This Agreement is prepared and executed in both Chinese and English versions. In the event of any inconsistency or ambiguity as between the
         Chinese and English language versions of this Agreement, the English version shall at all times prevail.

                                       13

                                   Schedule 1
                            Rectification Procedures

1.       In case of any Over-purchase of securities, the Fund, MSIM and the Bank agree to deal with such Over-purchase in accordance with the following provisions:-

         (a)      in the event that any of the foregoing parties discovers that there has been Over-purchase, it shall inform the other party and the Broker of the same at the earliest possible
                  opportunity so as to ascertain which party is liable for the error resulting in the Over-purchase as soon as possible;

         (b)      the Bank shall report the Over-purchase to the CSRC and CSDCC at the earliest possible opportunity;

         (c)      if an Over-purchase is caused by an error of the Bank, the
                  Bank shall assume liability for delivery and settlement in respect of the over-purchased securities pursuant to the
                  provisions of the Notice and shall be entitled to dispose of and retain the earnings of the over-purchased securities. The
                  Bank may appoint a broker to dispose of such over-purchased securities. The Bank shall bear any transfer fee, stamp duty or any other costs, charges or interest in connection with such Over-purchase;

         (d)      if an Over-purchase is caused by reasons attributable to the
                  Broker, the Bank and the Broker shall go through the
                  procedures for a non-trading transfer of the over-purchased securities with CSDCC by such prescribed or agreed deadline not later than the next Trading Day ("T+1 DAY") pursuant to the provisions of the Notice so as to transfer the
                  over-purchased securities to the Broker and to allow the
                  transfer by CSDCC of the funds with an amount equivalent to the value of the over-purchased securities from the clearing reserve account of the Broker to the clearing reserve account of the Bank. The Broker shall bear any transfer fee, stamp duty or any other costs, charges or interest in connection with such Over-purchase;

         (e)      in the event that the act of Over-purchase is incurred due to reasons attributable to the Fund or MSIM, the procedures set out in subparagraph 1(d) above will be followed. The Fund,
                  MSIM and the Bank acknowledge that a Broker shall be required to dispose of the over-purchased securities on the
                  instructions of the Fund or MSIM. If the proceeds obtained after the disposal of the over-purchased securities are
                  insufficient to cover the over-purchased amount and the
                  relevant expenses in full, the Fund shall bear the shortfall and make payment to the relevant Broker;

         (f)      if, by 12:00 p.m. on T+1 Day, the Fund, MSIM, the Bank and the
                  Broker fail to determine the reasons for such Over-purchase of securities or fail to ascertain the party who is liable for the error resulting in the Over-purchase, the Broker shall be the Designated Party (as defined below) to be responsible for dealing with the over-purchased securities in accordance with the provisions of the Notice; and

         (g)      if, prior to 12:00 on T+3 Day, the Fund, the Bank and the
                  Broker still cannot determine the party responsible for the over-purchased order, any income or gains from the disposal of the over-purchased securities in question shall be used to set off against any costs, fees and expenses reasonably incurred by the Broker for effecting delivery of the over-purchased securities in accordance with paragraph (f) above. Any surplus income or gains after such set off will be shared equally
                  between the Fund and the Broker.

                                       14

                  However, if the income or gains are insufficient to cover the costs, fees and expenses reasonably incurred by the Broker in effecting delivery of the over-purchased securities, the Fund and the Broker shall share such costs, fees and expenses
                  equally. If, at any time, a party is determined to be the
                  ultimate responsible party for the over-purchased order, such party shall immediately pay to the other party the amount the other party had paid in sharing the costs, fees, and expenses, or the first party shall pay any income or gains it previously received to such party, as the case may be.

2.       The Fund and MSIM shall provide and shall procure the Broker to provide all information, relevant documents or reports in a timely manner to allow sufficient time for the Bank to make any application for a non-trade transfer as mentioned in paragraph 1 above within such time limit as is prescribed by the Notice.

3.       MSIM and the Bank agree that the Broker shall be the party responsible for undertaking the delivery and acceptance of responsibilities to
         CSDCC in respect of any Over-purchase of securities for whatever reasons as required under the Notice (the "DESIGNATED PARTY"). For such purposes, MSIM shall procure the Broker to maintain sufficient funds in its clearing reserve account with CSDCC in order to complete any non-trade transfer pursuant to sub-paragraphs 1(d), (e) and (f) above.

4.       The Fund, MSIM and the Bank acknowledge that in the case of an
         Over-purchase of securities, whether due to the fault of MSIM, the
         Broker, the Bank and/or if the Bank or the Broker fails to assume the responsibilities for delivery and acceptance of the over-purchased securities in accordance with sub-paragraphs 1(d), (e) and (f) above or otherwise as provided in the Notice, CSDCC shall have the right to retain and/or sell any securities in MSIM's securities account in accordance with the provisions of the Notice, as may be amended from time to time.

5.       The Fund, MSIM and the Bank further acknowledge that in the event that there is a short sale of securities executed by the Broker on behalf of
         MSIM, the CSDCC is entitled to retain the proceeds of the short sold securities and to use such proceeds to buy in the same amount of
         Securities as the short sold securities in accordance with the Relevant
         Regulations.

                                       15

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

SIGNED by: /s/ Elaine Louie, /s/ Carmen Lee
for and on behalf of:
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
in the presence of:

SIGNED by: /s/ Ronald E. Robison
for and on behalf of:
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
in the presence of:

SIGNED by: /s/ Ronald E. Robison
for and on behalf of:
MORGAN STANLEY CHINA A SHARE FUND, INC.
in the presence of:

SIGNED by: /s/ Mark Kucera
for and on behalf of:
JPMORGAN CHASE BANK, N.A.
in the presence of: